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                                                                   EXHIBIT 10.19

                     Restructuring Milestone Incentive Plan

Purpose: The purpose of this Restructuring Milestone Incentive Plan (the "Plan"), authorized February 15, 2002 by the Board of Directors (the "Board") of Exide Technologies (the "Company"), is to attract and retain certain key management and professional employees whose services are deemed highly desirable in connection with the restructuring programs in the process of being implemented and developed.

Administration: The Plan will be administered by the Board, and the Board will have discretion to determine all issues of fact arising under the Plan as well as to interpret the Plan's provisions. The Board may delegate to the Company's Chief Executive Officer certain of its Plan responsibilities with respect to particular issues or certain tiers of employees participating in the Plan (other than any tier of which he is a member) and, except as otherwise herein provided, in the event of any such delegation any reference in the Plan to the Board shall be deemed a reference to the Company's Chief Executive Officer.

Participation: The Board shall identify those employees ("Participating Employees") eligible to receive incentive payments under the Plan. Initially, 83 Participating Employees have been identified who are expected to make significant contributions to the Company's overall operating and restructuring program.

Payment Amount: Each Participating Employee shall be eligible to receive an incentive payment ("Incentive Payment"), based upon the level of responsibility of their position with the Company in the tiers shown below, equal to an annualized percentage of their base salary as follows:

----------------------------------------------------------------------------------------------------------------
           Participating Employees                        Incentive Payment
  Tier     (Number of Initial Participants)               (Annualized Percentage of Base Salary)
----------------------------------------------------------------------------------------------------------------
    I      Chief Executive Officer (1)                    100%
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   II      Direct Reports to CEO (5)                      80%
----------------------------------------------------------------------------------------------------------------
   III     Vice Presidents (19)                           20% - 35%
----------------------------------------------------------------------------------------------------------------
   IV      Directors/Plant Managers (43)                  15% - 30%
----------------------------------------------------------------------------------------------------------------
    V      Managers/Other Key Employees (10)              10% - 20%
----------------------------------------------------------------------------------------------------------------

Timing of Incentive Payments: Incentive Payments will be paid in increments upon the accomplishment of goals established with respect to three phases of the Company's restructuring plan.


     . Phase 1: Participating Employees will receive 25% of their Incentive Payment on the later of March 1, 2002 or upon final approval of the Company's Five Year Business Plan.

     . Phase 2: Participating Employees will receive 25% of their Incentive Payment upon the successful accomplishment of the established goals. The target date for such payment is on or before December 1, 2002.

     . Phase 3. Participating Employees will receive 50% of their Incentive Payment on the date of the approval of the plan of organization. The deadline for approval is June 30,

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          2003. The plan of reorganization must be approved by June 30, 2003 to make any payments under phase 3 of the Plan.

Reserve Fund: The Board has approved a reserve of $1,000,000 for discretionary use in connection with the Plan (the "Reserve Fund"). The purpose of the Reserve Fund is to provide the abililty (a) to offer Incentive Payment eligibility to certain newly-hired employees, (b) to make special awards on a case-by-case basis to employees who have made significant contributions to the overall restructuring effort or (c) to make special award as needed upon the occurrence of currently unforeseen circumstances.

Aggregate Amount Available for Incentive Payments: The aggregate amount available for Incentive Payment is $5,616,000.

Employee Termination Provisions: Any Participating Employee who is terminated (with or without cause), or who voluntarily terminates his or her employment with the Company, shall effective at the time of such termination cease to be a Participating Employee and shall have no rights or entitlements under the Plan (other than to retain any amounts previously paid to such person under the Plan). Amounts unpaid at the time of any such termination shall be credited to the Reserve Fund and become immediately available for use under the Plan.

Plan Amendment and Termination: The Plan may be amended only by the Board and such power to amend the Plan may not be delegated. The Board reserves the right to terminate the Plan at any time. The Plan shall otherwise terminate automatically on the date all Incentive Payments due under the Plan have been made.

New Hires/Promoted: At management's discretion, new hires may be awarded incentive payments from the $1,000,000 reserve or from the money originally designated for key employees that is has not been awarded.

Withholding: The Company shall withhold from all Plan payments such amounts as it determines are appropriate to pay applicable federal, state and local taxes, and such other amounts (other than contributions to the Company's 401(k) Plan) as appropriately may be withheld under the Company's payroll policies and procedures or in accordance with applicable law.

No Employment Rights: Nothing contained in the Plan shall be construed as giving any employee any right to remain in the employ of the Company, to be a Participating Employee or to prescribe the amount of Incentive Payment they are eligible to receive, or otherwise to receive an award hereunder. Any employee who is selected to become a Participating Employee or otherwise to receive an award hereunder will be notified of the same in writing by the Company.

No Limitation Upon Rights of Company: The Plan shall not in any way limit or restrict the right of the Company to adjust, reclassify or make any other changes to its capital or business structure; to merge or consolidate; to dissolve or liquidate; or to sell or transfer all or any part of its business or assets.

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Entire Agreement: This Plan sets forth the terms of the Company's Restructuring
Milestone Incentive Plan and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of the Board regarding such subject matter.